EXHIBIT (a)



                            Articles of Association



                                   EXIIIBIT A

                                STATE OF VERMONT

                          Office of Secretary of State





                          CERTIFICATE OF INCORPORATION








I certify that the attached is a true copy of the Articles of Incorporation of:



                         TAX FREE FUND OF VERMONT, INC.


All conditions required to be performed by the incorporators have been complied with and the corporation is incorporated under the Vermont Business Corporation Act. (11 V.S.A. Chapter 17)








May 20, 1991
Date


                                                             /s/James H. Douglas
                                                              Secretary of State



NO.............

                             ARTICLES OF ASSOCIATION

                                     OF THE


                         TAX FREE FUND OF VERMONT, INC.








                                STATE OF VERMONT

                           Secretary of State's Office



Filed May 20, 1991


                                                            /s/ James H. Douglas
                                                              Secretary of State



ARTICLES OF ASSOCIATION


The name of the corporation shall be:
                  Tax Free Fund of Vermont, Inc.


The initial registered agent shall be: Thomas M. Dowling
               (NOTE: A Corporation CANNOT be its own registered agent)

with registered office at P.O. Box 310, Rutland, VT 05702-0310

The  corporation  shall be  located at

Station A,  Woodstock  Avenue,
P.O.  Box 1038,
Rutland, VT 05702

The operating year shall be?  Calendar
               December 31            Fiscal

             . (Dec. 31)            (Month-Day)

If a fiscal year ending is not specified, the calendar year ending December 31st shall be designated as your fiscal year ending.

The period of duration shall be (if perpetual so state) Perpetual

Please         check appropriate box:
X              Vermont General Corporation (T.11, Ch.17)
-              Vermont Professional Corporation (T.11, Ch.3)
-              Vermont Non-Profit Corporation (T.11, Ch.19)

This corporation is organized for the purpose of:

1. Operating as an investment company, offering shareholders one or more investment programs primarily in securities and debt instruments and transacting any or all other lawful business.

2. Investing and reinvesting the Corporation's funds in purchasing or otherwise acquiring, holding for investment or otherwise, lending and selling or otherwise disposing of securities (including but not limited to bonds, debentures, notes and other obligations and evidences of indebtedness, repurchase agree-tents, options, stocks, shares and any certificates, receipts, warrants or other instruments representing rights to subscribe to, purchase, receive or otherwise acquire the same or evidencing any other rights or interests therein) created or issued by any country, state, county, possession, municipality or other political subdivision, or by any other governmental or quasi-governmental district, authority, agency or instrumentality, or by any corporation, association, firm or other business organization.

3. Exercising all rights, powers and privileges of ownership or interest in all securities held or owned by the Corporation including but not limited to the exercise of any voting rig]-its pertaining thereto, and to do all acts and things for the preservation, protection, improvement and enhancement in value thereof.

EACH VERMONT CORPORATION MUST FILE AN ANNUAL REPORT (WITHIN TWO AND ONE-HALF MONTHS OF THE EXPIRATION OF ITS FISCAL YEAR.


The following information regarding shares must be completed by business corporations. Non-profit corD6rations cannot have shares.

The aggregate number of shares the corporation shall have authority to issue is:

shares, preferred, with a par value of (if no par value, so state)

10,000,000 shares, common, with a par value of (if no par value, so state) $.Ol (one cent) per share

If preferred shares are provided for, state here briefly the terms of preference. If shares are to be divided into classes or series, state here the designation, preferences, limitations, and relative rights of each. class or series.

Directors: Business corporations with three or more shareholders must have at least three directors. If there are fewer than three shareholders, the number of directors may be equal to, but not less than the number of shareholders.

Non-profit corporations must have at least three directors.

The initial board of directors shall have 4 members with the following serving as directors until their successors be elected and qualify:

Having named fewer than three directors I hereby state that the number of shareholders does not exceed the number of directors.


  Directors:                             Post Office Address

  Stephen A. Carbine                     214 Grove Street, Rutland, VT 05701
  Thomas M. Dowling                      RR2 - Box_8536, Rutland, VT 05701
  John T. Pearson                        13 Victoria Lane, Rutland, VT 05701
  Winfred N. Thomas                      Countryside  Estates. Rutland, VT 05701

  Dated at Rutland, Vermont in the County of Rutland this 2nd day of  ,1991.

     Incorporators                    Post Office Address

/s/ Thomas M. Dowling                 RR2, Box 8536,
                                      Rutland, VT 05701


  Names must be Printed or Typed under all signatures, No. 101 Acts of 1965.

IN ADDITION TO ALL THE PRECEDINC, INFORMATION VERMONT PROFESSIONAL CORPORATIONS MUST COMPLETE THE CERTIFICATE ON THE LAST PAGE OF THIS APPLICATION.